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                                                                    Exhibit 23.1


The following consent is in the form that will be signed upon the effectiveness of the one-for-two reverse common stock split described in Note 1 to the financial statements.


/s/ Eisner LLP


New York, New York
July 15, 2005


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 31, 2005 in the Registration Statement on Form S-1 (No.333-125517) and related Prospectus of Electro-Optical Sciences, Inc.


Eisner LLP
New York, New York